Exhibit 10.5

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

2005 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Nighthawk Radiology Holdings, Inc. 2005 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

I.        NOTICE OF STOCK OPTION GRANT

Name:

Address:

You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number	_________________________________________

Date of Grant	_________________________________________

Vesting Commencement Date	_________________________________________

Exercise Price per Share	$_________________________________________

Total Number of Shares Granted	_________________________________________

Total Exercise Price	$_________________________________________

Term/Expiration Date:	_________________________________________

Vesting Schedule:

Subject to accelerated vesting as set forth in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[1/3 of the Shares subject to the Option will vest twelve months after the Vesting Commencement Date, and 1/36 of the Shares subject to the Option will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day in an applicable month, the last day of such month), subject to Participant continuing to be a Service Provider through each such date.]

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

II.        AGREEMENT

1. Grant of Option.

The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment.

Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(d) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

4. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

5. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6. Tax Obligations. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

7. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of Idaho.

8. NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

[Remainder of Page Intentionally Left Blank]

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	NIGHTHAWK RADIOLOGY HOLDINGS, INC.

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

2005 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Nighthawk Radiology Holdings, Inc.

[ADDRESS]

Attention:

1. Exercise of Option. Effective as of today,                     ,         , the undersigned (“Purchaser”) hereby elects to purchase                     shares (the “Shares”) of the Common Stock of Nighthawk Radiology Holdings, Inc. (the “Company”) under and pursuant to the 2005 Equity Incentive Plan (the “Plan”) and the Option Agreement dated                     (the “Option Agreement”). The purchase price for the Shares will be $                    , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Idaho.

Submitted by:	Accepted by:

PURCHASER:	NIGHTHAWK RADIOLOGY HOLDINGS, INC.

Print Name	Its

Address:	Address:

Date Received